UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 29, 2018 (January 25, 2018)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 25, 2018, National CineMedia, Inc. (“NCM” or the “Company”) received a Notice of Director Nomination (“Notice”) from Standard General L.P. (“Standard General”), which indicated that Standard General intends to nominate two candidates for election to the Company’s Board of Directors at the Company’s 2018 Annual Meeting of Stockholders.  Standard General is the beneficial owner of approximately 13,249,200 shares of the Company’s common stock (representing approximately 16.9% of the Company’s outstanding common stock).

On January 26, 2018, the Company issued a press release in response to Standard General’s nomination letter.   The press release is attached here as Exhibit 99.1 and is incorporated herein by reference.  The Company is evaluating the proposed director nominees and, in due course, will make a recommendation based on the best interest of the Company and all of its stockholders.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Reference	Description

99.1		Press Release of National CineMedia, Inc. dated January 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: January 29, 2018	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General
Counsel and Secretary